                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                            Illuminet Holdings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the

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     offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                [ILLUMINET LOGO]

March 26, 2001

Dear Stockholder:

     We cordially invite you to attend the 2001 Annual Meeting of Stockholders for Illuminet Holdings, Inc., which will be held on May 4, 2001 at 10:00 a.m., CDT, at the Hotel Crescent Court at 2200 Cedar Springs, Building 400, Dallas, Texas 75201. You will find a map with directions to the meeting on the outside back cover of the proxy statement.

     At the meeting, we will:

     - Elect two directors;

     - Ratify the Board of Director's selection of Deloitte & Touche LLP to serve as Illuminet's independent auditors for fiscal year 2001;

     - Approve Illuminet Holdings, Inc. 1997 Equity Incentive Plan; and

     - Transact any other business which is proposed in accordance with Illuminet's bylaws before the meeting is adjourned or postponed.

     This booklet more fully describes each of these items of business. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "YES" FOR EACH OF THESE PROPOSALS.

     The Board of Directors has chosen March 9, 2001, as the date used to determine the stockholders which will be able to vote at the Annual Meeting. If you own stock in Illuminet at the close of business on that date, you are invited to attend the meeting.

     We look forward to seeing you at the Annual Meeting.

                                          Very truly yours,

                                          /s/ ROGER H. MOORE
                                          Roger H. Moore
                                          President & CEO

                             YOUR VOTE IS IMPORTANT

Accordingly, we urge you to complete, sign, date, and return your proxy card promptly in the enclosed postage-paid envelope. The fact that you have returned your proxy in advance will assure representation of your shares but will in no way affect your right to vote in person should you attend the meeting. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed and mailed proxy will be revoked.

                            ILLUMINET HOLDINGS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                  MAY 4, 2001

To our Stockholders:

     We will hold the Annual Meeting of Stockholders of Illuminet Holdings, Inc., a Delaware Corporation, at the Hotel Crescent Court at 2200 Cedar Springs, Building 400, Dallas, Texas 75201 on May 4, 2001, beginning at 10:00 a.m. (CDT).

     The Annual Meeting will be held for the following purposes:

      I. To elect two Class II Directors of Illuminet for a term of three years;
     II. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors of Illuminet for the 2001 fiscal year;
    III.  To approve Illuminet Holdings, Inc. 1997 Equity Incentive
          Plan; and
     IV. To transact any other business as may properly be brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors recommends a "YES" vote on all proposals. The proposals are described in more detail in the accompanying proxy statement, which you should read in its entirety before voting.

     Only stockholders of record at the close of business on March 9, 2001, are entitled to notice and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. A postage-paid envelope is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting.

     Dated and mailed March 26, 2001.

                                          By Order of the Board of Directors

                                          /s/ DANIEL E. WEISS
                                              ------------------
                                          Daniel E. Weiss
                                          Secretary

Olympia, Washington
March 26, 2001

                            ILLUMINET HOLDINGS, INC.
                            ------------------------
                                PROXY STATEMENT
                            ------------------------
                               TABLE OF CONTENTS

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
                                                              PAGE
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
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING...    1
  Why Did You Send Me This Proxy Statement?.................    1
  What Is The Proxy Statement?..............................    1
  What Is The Proxy Card?...................................    1
  What Am I Voting On?......................................    1
  Who Can Vote?.............................................    1
  How Many Votes Do I Have?.................................    2
  How Does the Board of Directors Recommend I Vote on the
     Proposals?.............................................    2
  How Do I Vote?............................................    2
  What if I Change My Mind After I Return My Proxy -- May I
     Revoke My Proxy?.......................................    2
  If I Plan to Attend the Annual Meeting Should I Still Vote
     By Proxy?..............................................    2
  How Will My Proxy Get Voted?..............................    2
  How Will Voting On "Any Other Business" Be Conducted?.....    3
  What Does It Mean If I Get More Than One Proxy Card?......    3
  What Is a Quorum and Why Is It Necessary?.................    3
  What Vote Is Required to Approve Each Proposal?...........    3
     Proposal I: Elect Two Directors........................    3
     Proposal II: Ratify Selection of Independent Auditors
      For the 2001 Fiscal Year..............................    3
     Proposal III: Approve Illuminet Holdings, Inc. 1997
      Equity Incentive Plan.................................    3
  How Do I Submit a Proposal?...............................    3
  Who Pays for the Solicitation of Proxies?.................    4
  What Is the Board of Directors?...........................    4
INFORMATION ON ILLUMINET'S BOARD OF DIRECTORS AND EXECUTIVE
  OFFICERS..................................................    4
  General...................................................    4
  Nominees for Director.....................................    5
  Incumbent for Directors...................................    5
  Committees of The Board of Directors......................    6
  How We Compensate Our Outside Directors...................    7
  Certain Information Concerning Executive Officers.........    7
  Directors, Executive Officers, and Greater-Than-10%
     Stockholders Compliance with Section 16(a) Beneficial
     Ownership Reporting in Fiscal Year 2000................    8
INFORMATION ABOUT ILLUMINET STOCK OWNERSHIP.................    9

                                                              PAGE
                                                              ----
PROPOSALS TO BE VOTED ON....................................   10
  Proposal I: Election of Two Directors.....................   10
  Proposal II: Ratify Selection of Independent Auditors For
     the 2001 Fiscal Year...................................   10
  Proposal III: Approve Illuminet Holdings, Inc. 1997 Equity
     Incentive Plan.........................................   10
     Background For Proposal III: Reasons For Seeking
      Stockholder Approval..................................   11
     Summary of the 1997 Equity Incentive Plan..............   11
AUDIT/FINANCE COMMITTEE REPORT..............................   15
FEES PAID TO PRINCIPAL ACCOUNTANTS..........................   15
EXECUTIVE COMPENSATION......................................   16
  Personnel Committee Report................................   16
     Executive Compensation.................................   16
     Base Salary............................................   16
     Annual Cash Incentive Compensation.....................   16
     Equity Compensation....................................   17
     Other Information/Deductibility of Compensation........   17
  Personnel Committee Interlocks and Insider
     Participation..........................................   17
  Summary Compensation Table................................   18
  Stock Options Awarded in 2000.............................   19
  Aggregate Option Exercises During 2000 and Option Values
     as of December 31, 2000................................   20
  Employment Agreements and Change-in-Control
     Arrangements...........................................   20
  Certain Transactions......................................   20
  Illuminet Stock Price Performance Graph...................   21
INDEPENDENT AUDITORS........................................   22
APPENDIX A -- ILLUMINET HOLDINGS, INC. 1997 EQUITY INCENTIVE
  PLAN......................................................  A-1
APPENDIX B -- AUDIT COMMITTEE CHARTER.......................  B-1

                            ILLUMINET HOLDINGS, INC.
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

           QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

     We sent you this proxy statement and the enclosed proxy card because Illuminet Holdings Inc. (sometimes referred to as "we," "us," "Illuminet" or the "Company") Board of Directors is soliciting your proxy to vote at the Annual Meeting of Stockholders. The meeting will be held on May 4, 2001, at 10:00 a.m.
(CDT) at the Hotel Crescent Court at 2200 Cedar Springs, Building 400, Dallas, Texas 75201. We began sending this proxy statement, the enclosed proxy card, and attached Notice of Annual Meeting on March 26, 2001, to all stockholders entitled to vote.

WHAT IS THE PROXY STATEMENT?

     This proxy statement summarizes the information you need to know in order to vote on an informed basis at the Annual Meeting; however, you do not need to attend the Annual Meeting to vote your shares (see the question "How Do I Vote?"). It also gives you information on the proposals, as well as other information, so that you can make an informed decision.

WHAT IS THE PROXY CARD?

     The proxy card enables you to appoint designated Proxies (the individuals named on your proxy card) as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing the designated Proxies to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

WHAT AM I VOTING ON?

     We are asking you to vote on:

        (1) The election of two Class II nominees to serve on our Board of Directors for a term of three years;

             - Jack W. Blumenstein

             - James W. Strand

        (2) The ratification of Deloitte & Touche LLP as our auditors for the 2001 fiscal year.

        (3) The approval of Illuminet Holdings, Inc. 1997 Equity Incentive Plan.

        (4) The transaction of any other business which is proposed in accordance with Illuminet's bylaws before the meeting is adjourned or postponed.

     The section appearing later entitled "Proposals To Be Voted On" gives you more information on the two director nominees, Deloitte & Touche LLP, and the 1997 Equity Incentive Plan.

WHO CAN VOTE?

     You are entitled to vote if you owned our Common Stock at the close of business on March 9, 2001. This date is called the "record date."

HOW MANY VOTES DO I HAVE?

     Each share of Common Stock that you own entitles you to one vote. The proxy card indicates the number of shares of Common Stock that you owned on March 9, 2001 and are eligible to vote at the Annual Meeting. At the close of business on March 9, 2001, 32,297,101 shares of the Company's Common Stock were outstanding and eligible to vote.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

     The Board of Directors recommends a vote FOR each of the nominees, a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2001, and a vote FOR the approval of the 1997 Equity Incentive Plan.

HOW DO I VOTE?

     There are two ways you may vote -- by mail or in person at the Annual Meeting. To vote by mail, complete and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on your proxy card, your shares will be voted according to your instructions. If you do not mark your voting instructions on your proxy card, your shares will be voted for the two named directors, for ratification of Deloitte & Touche LLP as independent auditors and for approval of the 1997 Equity Incentive Plan.

     You may also vote in person at the meeting. At the meeting, written ballots will be passed out. However, if you hold your shares in street name, you must request a proxy form from your stockbroker in order to vote at the meeting. Holding shares in "street name" means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY -- MAY I REVOKE MY PROXY?

     If you complete and return your proxy, you may revoke it at any time before it is voted on your behalf. You may do this in one of three ways:

     - You may subsequently send Illuminet another signed proxy card with a later date.

     - You may notify Illuminet in writing of your revocation before the Annual Meeting.

     - You may attend the Annual Meeting and vote in person.

     Please send written notices of revocation or subsequent proxies to Daniel
E. Weiss, Secretary, Illuminet Holdings, Inc., P.O. Box 2909, Olympia, WA 98507. These notices must be delivered at or before the taking of the vote at the Annual Meeting.

IF I PLAN TO ATTEND THE ANNUAL MEETING SHOULD I STILL VOTE BY PROXY?

     Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

HOW WILL MY PROXY GET VOTED?

     If you properly fill in your proxy card and mail it in the enclosed, prepaid and addressed envelope, the designated Proxies (the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the designated Proxies will vote your shares as recommended by the Board of Directors as follows:

     - "FOR" the election of the two nominees for director;

     - "FOR" ratification of Deloitte & Touche LLP as independent auditors for fiscal year 2001; and

     - "FOR" approval of Illuminet Holdings, Inc. 1997 Equity Incentive Plan.

     If you mark "ABSTAIN" on your proxy card, your shares will be counted as present for purposes of determining the presence of a quorum (see the question "What Is a Quorum and Why Is It Necessary?"). If necessary, and unless you have indicated on your proxy card that you wish to vote against any of the proposals, the individuals named on your proxy card may vote in favor of a proposal to adjourn the meeting to a later date in order to solicit and obtain sufficient votes for any of the proposals.

HOW WILL VOTING ON "ANY OTHER BUSINESS" BE CONDUCTED?

     Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any additional business is presented at the Annual Meeting, your signed proxy card gives authority to the designated Proxies to vote on such matters at their discretion.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular card.

WHAT IS A QUORUM AND WHY IS IT NECESSARY?

     In order to carry on the business of the Annual Meeting, we must have a quorum. To have a quorum, a majority of the votes eligible to be cast by holders of our Common Stock must be represented in person or by proxy at the Annual Meeting. Abstentions will count for quorum purposes. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

     - PROPOSAL I: ELECT TWO DIRECTORS

     The two nominees for director who receive the most votes will be elected. A "broker non-vote" (discussed below in this section) will therefore have no effect on the outcome of this proposal because only a plurality of votes actually cast is needed to elect a director.

     - PROPOSAL II: RATIFY SELECTION OF INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR

     The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to ratify the selection of independent auditors. Therefore, if your shares are represented at the meeting but you do not vote for this proposal, or if you abstain from voting altogether, it has the same effect as voting against this proposal.

     - PROPOSAL III: APPROVE ILLUMINET HOLDINGS, INC. 1997 EQUITY INCENTIVE PLAN

     The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to approve Illuminet's 1997 Equity Incentive Plan. Therefore, if your shares are represented at the meeting but you do not vote for this proposal, or if you abstain from voting altogether, it has the same effect as voting against this proposal.

     Explanation of Broker Non-Votes. If your broker holds your shares in his name, you may give your broker the authority to vote your shares for each Proposal. If your broker is present at the Annual Meeting, in person or by proxy, but does not vote your shares, it will be considered a broker non-vote. A broker non-vote will have no effect on Proposal I because directors are elected based upon the actual number of votes cast. A broker non-vote will affect Proposals II and III because these proposals must be adopted by a majority of the shares of Common Stock present and voting at the meeting, and for these proposals a broker non-vote is considered a "no" vote.

HOW DO I SUBMIT A PROPOSAL?

     In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year's annual meeting, the written proposal must be received by Illuminet at our executive offices no later than

November 26, 2001. Such proposals also will need to comply with the Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. SEC rules also establish a different deadline for submission of a stockholder proposal that is not intended to be included in our proxy statement with respect to discretionary voting. This deadline for the 2002 annual meeting is February 9, 2002. If a stockholder gives notice of such a proposal after this deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against this stockholder proposal when and if the proposal is raised at our 2002 annual meeting. We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

     The Company pays the entire cost of the solicitation of proxies. This includes preparation, assembly, printing, and mailing of this proxy statement and any other information we send to our stockholders. We may supplement our efforts to solicit your proxy in the following ways:

     - The Company may contact you using the telephone or telegraph;

     - Directors, officers, or other regular employees of the Company may contact you personally; or

     - The Company may hire agents for the sole purpose of contacting you regarding your proxy.

     If we hire soliciting agents, we will pay them a reasonable fee for their services. We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.

WHAT IS THE BOARD OF DIRECTORS?

     The Board of Directors is divided into three classes. Directors in each class serve for three-year terms.

     - CLASS I   There is one Class I director. His term expires at the 2003
                 Annual Meeting. There is currently one vacancy in Class I.

     - CLASS II   There are three Class II directors. Their terms expire at the
                  2001 Annual Meeting. One Class II director, Mr. Larry Cole, is retiring, effective at the 2001 Annual Meeting. Only two nominees are being presented at the 2001 Annual Meeting and a vacancy will remain in Class II.

     - CLASS III  There are three Class III directors. Their terms expire at the
                  2002 Annual Meeting.

      INFORMATION ON ILLUMINET'S BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

GENERAL

     Our board of directors currently consists of eight directors and we have one vacancy. When Mr. Cole retires, effective at the Annual Meeting, we will have two vacancies. Our certificate of incorporation provides for a classified board of directors consisting of three classes.

     At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term and until their respective successors are elected and qualified. Under our certificate of incorporation, a director may only be removed for cause by the affirmative vote of the holders of 80% of the outstanding shares of capital stock entitled to vote in the election of directors.

     Below we have furnished information for each of the persons being nominated for election as a Class II director to a new three-year term ("Nominees"). We have also furnished information for each person who is continuing as a Class I or Class III director of the Company ("Incumbents"). Roger H. Moore is the only director employed by Illuminet.

NOMINEES FOR DIRECTOR

     MR. JACK W. BLUMENSTEIN, age 57 (Nominee -- Class II term expiring in 2004) has been a director since November 2000. He is President of TBG Information Investors, L.L.C., Co-President of Blumenstein/Thorne Information Partners, L.L.C., and in 1996 was a co-founder of these private equity investment firms based in Lake Forest, Illinois. Previously he was Executive Vice President and a Director of ABN-AMRO -- Chicago Corporation, a leading regional securities and investment banking firm, where he was head of Investment Banking and, subsequently, Debt Capital Markets. In 1990, he was the founding CEO of Ardis, then a joint venture of IBM and Motorola and the nation's leading public wireless data network. Earlier, Mr. Blumenstein held various senior management positions in product development, marketing and sales in the telecommunications and information technology industries, including group vice president of sales, installation and service at Rolm Corporation, IBM Assistant Group Executive for Telecommunications Products and Services (following IBM's acquisition of Rolm) and Vice President of Business Development -- IBM United States. Mr. Blumenstein is a director of eCollege.com.

     MR. JAMES W. STRAND, age 54, (Nominee -- Class II term expiring in 2004) has been a director since May 1992. From 1990 to July 1999, Mr. Strand was president of the Diversified Operations division and a director of Aliant Communications, Inc., a telecommunications company located in Lincoln, Nebraska. From July 1999 until his retirement on January 1, 2001, Mr. Strand was the Nebraska/Kansas/Iowa market area president for AllTel Corporation, a telecommunications and computer services company headquartered in Little Rock, Arkansas. Mr. Strand served on the Board of Directors of the Cellular Telecommunications Industry Association and its executive committee from 1995 to 1999.

INCUMBENT DIRECTORS

     MR. ROGER H. MOORE, age 59, (Incumbent -- Class I term expiring in 2003) has been President and Chief Executive Officer since December 1995 and a member of the Board of Directors since July 1998. Prior to that, Mr. Moore served as vice president of major accounts of Northern Telecom from 1994 to 1995. He was president of Northern Telecom Japan from 1991 to 1994, and from 1989 to 1991, he was vice president of Northern Telecom's Western Region. Mr. Moore held other senior positions with Northern Telecom since joining that company in 1985. Prior to joining Northern Telecom, Mr. Moore was the president of AT&T Canada from 1982 to 1985. He has over 30 years of experience in the telecommunications and business systems industry. Mr. Moore is a director of Tut Systems, Inc., Western Digital Corporation, and The Center for Telecommunications Management at the University of Southern California.

     MR. THEODORE D. BERNS, age 51, (Incumbent -- Class III term expiring in
2002) has been a director since October 1991. From 1996 until his retirement in January 1999, Mr. Berns served as chief executive officer of Integra Telecom, a competitive local exchange carrier located in Portland, Oregon. From 1993 to 1995, Mr. Berns served as director, president and chief executive officer of AdVal Communications, Inc., a provider of value-added facsimile services located in Vancouver, Washington. From 1986 to 1993, Mr. Berns was employed by Pacific Telecom, Inc., a telecommunications holding company located in Vancouver, Washington. Mr. Berns held several positions with Pacific Telecom, including vice president, secretary and president/chief operating officer. In addition, Mr. Berns is a former director of the United States Telephone Association.

     MR. RICHARD A. LUMPKIN, age 66, (Incumbent -- Class III term expiring in
2002) has been a director since January 1989 and currently serves as Chairman of the Board of Directors and Chairman of the Executive Committee. Since 1957, Mr. Lumpkin has been employed by Consolidated Communication Inc. and its affiliates. In September 1997, Consolidated was merged into McLeodUSA Incorporated and Mr. Lumpkin became vice chairman and a director of McLeodUSA. He remains chairman, president and chief executive officer of Illinois Consolidated Telephone Company, a local exchange carrier located in Mattoon, Illinois. Mr. Lumpkin is currently a director of First Mid-Illinois Bancshares and First Mid-Illinois Bank and Trust in Mattoon, Illinois, and Ameren Corporation, a public utility in St. Louis, Missouri. Mr. Lumpkin is also a former director and past president of the Illinois Telephone Association and United States Telephone Association.

     MR. GREGORY J. WILKINSON, age 50, (Incumbent -- Class III term expiring in
2002) has been a director since February 1986 and currently serves as Vice Chairman of the Board of Directors and Chairman of the Audit/Finance Committee. Mr. Wilkinson has been associated with Telephone & Data Systems, Inc. ("TDS"), a communications holding company in various capacities since 1972. Since November 1999 he has held the position of vice president and corporate secretary for TDS and all major subsidiaries. From 1992 to November 1999 he was vice president and controller of TDS.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has four standing committees:

     The Executive Committee

     - Purpose: Oversees board governance.

     - Members: Messrs. Lumpkin, Moore and Wilkinson.

     - Meetings: The Executive Committee met 3 times during the last year by conference call.

     The Nominating Committee

     - Purpose: Selects nominees for election as directors and recommends directors to serve as Chairman and Vice Chairman of the Board.

     - Members: Messrs. Lumpkin and Wilkinson.

     - Meetings: The Nominating Committee met 2 times during the last year by conference call and held 3 meetings in person.

     You may propose director candidates for consideration by our Nominating Committee. Any such proposal should be submitted directly to Illuminet's Secretary, Daniel E. Weiss at P.O. Box 2909, Olympia, WA 98507.

     The Personnel Committee

     - Purpose: Establishes policies for compensation and the reimbursement of expenses to Board members for service on the Board and its committees and also establishes policies regarding the compensation and benefit plans for executive officers and other key employees

     - Members: Messrs. Berns and Strand.

     - Meetings: The Personnel Committee met 3 times during the last year by conference call and held 1 meeting in person.

     The Audit/Finance Committee

     - Purpose: Appoints and communicates with the independent auditors, reviews Illuminet's accounting practices, internal accounting controls and financial results, and reviews and recommends major financial decisions to the Company.

     - Members: Messrs. Wilkinson, Berns and Blumenstein.

     - Meetings: The Audit/Finance Committee met 2 times during the last year by conference call and held 3 meetings in person.

     During fiscal year 2000, each director attended more than 75% of the Board meetings and the meetings of the committees on which each director served. The Board met 2 times during the last year by conference call and held 4 meetings in person.

HOW WE COMPENSATE OUR OUTSIDE DIRECTORS

                                                         OUTSIDE
                                                         DIRECTOR    CHAIRMAN OF
                                                         RECEIVES     THE BOARD
                                                         --------    -----------
Monthly Retainer*......................................  $ 1,000       $ 1,250
Annual Options**.......................................  $15,000       $15,000
Fee Per Board Meeting***...............................  $ 1,000       $ 1,250
Fee Per Committee Meeting***...........................  $   500       $   500
Fee Per Teleconference Meeting.........................  $   200       $   200
Out-of-Pocket Expenses****.............................       --            --

---------------
* Retainer Options. Payment of the monthly retainer may be made in cash or options to acquire Common Stock at the election of the director. The Retainer Options have an exercise price equal to the closing price of Common Stock on the date of grant and vest ratably in monthly increments from the grant date through the month of the next annual meeting and expire ten years after the date of grant. If a director elects to receive Retainer Options, he must do so prior to the grant in question and the option exercise price is set by the Board of Directors at that time. To determine the number of shares subject to a Retainer Option, the annual amount of retainer fees is divided by 1/3 of the closing stock price of the Common Stock on the date of grant.

** Annual Options. Each director receives an annual grant of $15,000 worth of options to acquire Common Stock, which are called Annual Options. Annual Options have an exercise price equal to the closing price of Common Stock on the date of grant and vest ratably in monthly increments from the grant date through the month of the next annual meeting and expire ten years after the date of grant. The number of Annual Options is determined by dividing $15,000 by 1/3 of the closing stock price of the Common Stock on the date of grant.

*** Daily Limit. A director attending both a Board meeting and a Committee meeting in person may not exceed $1,500 per day. The Chairman of the Board may not exceed $1,750 per day.

**** Out-of-Pocket Expenses. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and meetings of committees of the Board of Directors.

CERTAIN INFORMATION CONCERNING EXECUTIVE OFFICERS

     Our current executive officers are Messrs. Moore, Johnson, Kremian, Nicol, Weiss and Lebus. Information about Mr. Moore is provided in the section above titled "Incumbent Directors."

           NAME              AGE                           POSITION
           ----              ---                           --------
F. Terry Kremian...........  53    Executive Vice President and Chief Operating Officer
David J. Nicol.............  55    Senior Vice President -- Product Management and
                                   Development
Daniel E. Weiss............  53    Chief Financial Officer, Secretary and Treasurer
Bruce E. Johnson...........  52    Vice President -- Operations and
                                   Engineering -- Illuminet, Inc.
George F. Lebus............  42    President -- National Telemanagement Corporation

     MR. KREMIAN has been Executive Vice President and Chief Operating Officer since September 1998. Prior to that, Mr. Kremian was Vice President -- Marketing and Sales from November 1997. Mr. Kremian is also the President of Illuminet, Inc. since March 1, 2001. He joined Illuminet from MCI where he was employed since 1982, most recently as director of Carrier Sales, National Accounts.

     MR. NICOL has been Senior Vice President -- Product Management and Development since March 1, 2001. Prior to that, he served as Vice
President -- Product Management and Development since February 1996, and as Independent Telecommunications Network's vice president, planning and administration since 1994. All of his 30-year career has been in technology industry sectors, the last 15 directly in telecommunications, including six years at Sprint in various officer positions.

     MR. WEISS has been Chief Financial Officer since February 1996 and Secretary and Treasurer since April 1996. Mr. Weiss also serves as Senior Vice President and Chief Financial Officer for Illuminet, Inc. as well as its Secretary and Treasurer. Prior to that, Mr. Weiss served as vice president -- finance, treasurer and assistant treasurer for Illuminet Holdings, Inc.'s predecessor companies since 1979.

     MR. JOHNSON has been Vice President -- Operations and Engineering of Illuminet, Inc. since February 1996. Prior to that, he served as Independent Telecommunications Network's vice president -- operations and engineering from 1992 to 1996. Prior to joining Independent Telecommunications Network, Mr. Johnson was responsible for implementing NYNEX Corporation's SS7 network. While at NYNEX, Mr. Johnson was responsible for deploying one of the first industry intelligent networks and played an active role in providing SS7 performance data to the FCC for its toll-free database mandate. Mr. Johnson is a director of the Alliance for Telecommunications Industry Solutions, Washington, D.C. ("ATIS").

     MR. LEBUS became President of National Telemanagement Corporation ("NTC") upon consummation of the merger of NTC with a subsidiary of Illuminet on June 30, 2000. Prior to the merger, Mr. Lebus served as Chairman of the Board and Chief Executive Officer of NTC since June 1995. He previously served as President and Chief Operating Officer of NTC's subsidiary, U.S. Osiris Corporation from 1990 to June 1996. Active in the industry since 1986, Mr. Lebus has served on various industry advisory boards. Prior to 1986, Mr. Lebus was involved in both communications apparatus manufacturing and the oil services industry.

DIRECTORS, EXECUTIVE OFFICERS, AND GREATER-THAN-10% STOCKHOLDERS COMPLIANCE WITH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING IN FISCAL YEAR 2000

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and greater-than-10% stockholders to file reports of their initial ownership of our Common Stock and any changes in that ownership with the SEC.

     Based solely on our review of copies of the reports filed with the SEC and on written representations of our directors and officers, we believe all persons subject to Section 16(a) reporting filed the required reports on time in fiscal year 2000, with the exception of: (1) Messrs. Berns, Cole, Judy, Lumpkin, Quarforth, Ross, Strand and Wilkinson who each filed an amended Form 3 to correct their initial statement of beneficial ownership of securities of the Company; and (2) Messrs. Blumenstein who filed a late Form 4 reporting the granting of options to purchase Common Stock of the Company.

                  INFORMATION ABOUT ILLUMINET STOCK OWNERSHIP

     The following table lists information with respect to the beneficial ownership of our Common Stock as of February 28, 2001 by: (i) each person known by us to beneficially own more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) the named executive officers, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, the person or persons named have sole voting and investment power and that person's address is c/o Illuminet, 4501 Intelco Loop, S.E., Lacey, Washington 98503. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by that person under options exercisable within 60 days of February 28, 2001 are deemed beneficially owned by that person and are deemed outstanding for purposes of determining the total number of outstanding shares for that person and are not deemed outstanding for that purpose for all other stockholders.

                                                              SHARES BENEFICIALLY OWNED
                                                              -------------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER                NUMBER         PERCENT
            ------------------------------------              -----------     ---------
TDSI Corporation(1).........................................   2,490,012          7.7%
  Suite 4000
  30 N. LaSalle St
  Chicago, IL 60602
Waddell & Reed Investment Management Company(1).............   2,223,800          7.0%
  6300 Lamar Avenue
  Overland Park, KS 66202
Theodore D. Berns(2)........................................      66,696            *
Jack W. Blumenstein(3)......................................         756            *
Richard A. Lumpkin(4).......................................   1,116,517          3.5%
James W. Strand(5)..........................................      57,104            *
Gregory J. Wilkinson(6).....................................   2,541,756          7.9%
Roger H. Moore(7)...........................................     925,733          2.8%
Daniel E. Weiss(8)..........................................      67,594            *
George F. Lebus(9)..........................................     394,302          1.2%
F. Terry Kremian(10)........................................      97,065            *
David J. Nicol(11)..........................................      96,699            *
Bruce E. Johnson(12)........................................      91,645            *
Executive officers and directors as a group (11 persons)....   5,455,867         16.2%

---------------
  *  Less than 1%

 (1) Holdings based on the December 31, 2000 Schedule 13G filed by the stockholder with the Securities and Exchange Commission.

 (2) Includes 50,228 shares issuable under options exercisable within 60 days after February 28, 2001.

 (3) Shares issuable under options exercisable within 60 days after February 28, 2001.

 (4) As a director of McLeodUSA, Mr. Lumpkin may be deemed the beneficial owner of the 667,976 shares of Common Stock owned by Consolidated Communications, a wholly owned subsidiary of McLeodUSA. As a voting member of SKL Investment Group, LLC, Mr. Lumpkin may be deemed the beneficial owner of 437,584 shares of Common Stock owned by SKL. The figures in the table for Mr. Lumpkin also include 10,957 shares issuable under options exercisable within 60 days after February 28, 2001.

 (5) Includes 49,400 shares issuable under options exercisable within 60 days after February 28, 2001.

 (6) As an executive officer of Telephone & Data Systems, Inc. ("TDS"), Mr. Wilkinson may be deemed the beneficial owner of the 2,490,012 shares of Common Stock beneficially owned by TDSI Corporation, a wholly-owned subsidiary of TDS. The figures in the table for Mr. Wilkinson also include 51,544 shares issuable under options exercisable within 60 days after February 28, 2001.

 (7) Includes 925,000 shares issuable under options exercisable within 60 days after February 28, 2001.

 (8) Includes 66,350 shares issuable under options exercisable within 60 days after February 28, 2001.

 (9) Includes 258,185 shares held by Aegis Holdings, Ltd. of which Mr. Lebus is the general partner.

(10) Includes 95,250 shares issuable under options exercisable within 60 days after February 28, 2001.

(11) Includes 91,000 shares issuable under options exercisable within 60 days after February 28, 2001.

(12) Includes 70,000 shares issuable under options exercisable within 60 days after February 28, 2001.

                            PROPOSALS TO BE VOTED ON

                                   PROPOSAL I

                           ELECTION OF TWO DIRECTORS

     You are being asked to elect two directors to Illuminet's Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. The nominees for election this year (Class II Directors) are:

                                                      CURRENT POSITION    DIRECTOR
                    NAME                       AGE    WITH THE COMPANY     SINCE
                    ----                       ---    ----------------    --------
Jack W. Blumenstein..........................  57         Director          2000
James W. Strand..............................  54         Director          1992

     Detailed information on each of these nominees and the other members of the Board of Directors is provided in the section entitled "Information on Illuminet's Board of Directors and Executive Officers"

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve the full length of his or her term, or if the Board of Directors increases the number of directors, the Board of Directors may fill the vacancy until the next annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

                                  PROPOSAL II

       RATIFY SELECTION OF INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR

     We are asking you to ratify the Board of Directors selection of Deloitte & Touche LLP, certified public accountants, as independent auditors for fiscal 2001. Deloitte & Touche LLP served as our independent auditors for fiscal 2000. The Audit/Finance Committee has recommended the selection of Deloitte & Touche LLP to the Board of Directors. A representative of Deloitte & Touche LLP will attend the Annual Meeting to answer your questions and will have the opportunity to make a statement, if they choose to do so.

     We are submitting this proposal to you because the Board of Directors believes that such action follows sound corporate practice. If you do not ratify the selection of independent auditors, the Board of Directors will consider it a direction to consider selecting other auditors for next year. However, even if you ratify the selection, the Board of Directors may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Illuminet and our stockholders.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFYING DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

                                  PROPOSAL III

          APPROVE ILLUMINET HOLDINGS, INC. 1997 EQUITY INCENTIVE PLAN

     We are asking you to approve Illuminet's 1997 Equity Incentive Plan initially adopted by the Board of Directors on October 29, 1997, and recently amended and restated on March 6, 2001.

     The Plan exists to establish and maintain an equity incentive plan for officers and other key employees of Illuminet as well as for consultants of Illuminet.

BACKGROUND FOR PROPOSAL III: REASONS FOR SEEKING STOCKHOLDER APPROVAL

     The Board is submitting the Equity Incentive Plan for stockholder approval in order to comply with Section 422 of the Internal Revenue Code. Stock options are eligible to be treated as incentive stock options (ISOs) for Federal income tax purposes if, in part, they are issued pursuant to a stockholder-approved plan.

     The Board of Directors is also seeking stockholder approval of the Equity Incentive Plan in order to maximize the incentive nature of option and other grants under the Plan by taking advantage of certain favorable Federal income tax benefits only available to plans approved by stockholders. Under section 162(m) of the Internal Revenue Code, Illuminet is not able to deduct for Federal income tax purposes compensation in excess of $1,000,000 in any year paid to its chief executive officer or certain other of its most highly-compensated executive officers, unless the compensation qualifies as "performance based" compensation as that term is defined in section 162(m). The "option spread" (the excess of the fair market value of the Illuminet Common Stock at the time of exercise over the option exercise price) in connection with the exercise of an option (other than an incentive stock option) or a stock appreciation right is eligible to be considered as performance-based compensation for purposes of section 162(m). Section 162(m) requires, among other things, that for such compensation to be "performance based," the material terms of the plan must be approved by stockholders.

     Failure of the stockholders to approve the Equity Incentive Plan will have no effect on outstanding awards or limit our ability to issue future awards under the Plan. It will prevent the Company from issuing incentive stock options and from deducting excess compensation under section 162(m) with respect to future awards.

SUMMARY OF THE 1997 EQUITY INCENTIVE PLAN

     The following paragraphs provide a summary of the principal features of the Equity Incentive Plan and its operation. The following summary is not a complete description of all of the Equity Incentive Plan's provisions, therefore, the entire text of the Plan is attached as Appendix A.

     PURPOSE. The Equity Incentive Plan is intended:

     - to allow employees, directors and consultants of Illuminet to acquire or increase their ownership of Common Stock, thereby strengthening their commitment to the success of Illuminet and stimulating their efforts on behalf of Illuminet;

     - to assist Illuminet in attracting new employees, directors and consultants and retaining existing ones;

     - to optimize the profitability and growth of Illuminet;

     - to provide an incentive for excellence in individual performance; and

     - to promote teamwork.

     The Awards are granted in consideration of the recipient's service to Illuminet.

     ADMINISTRATION. The Plan is administered by the Personnel Committee. The Personnel Committee has appointed two non-employee Board members, Messrs. Berns and Strand, to serve on the Committee. The Committee has the authority necessary to administer the Equity Incentive Plan and control its operation, including, but not limited to the power to:

     - determine which Participants are to be granted Awards;

     - determine the terms and conditions of the Awards;

     - interpret the Plan and the Awards;

     - adopt rules for the administration, interpretation and application of the Plan as are consistent with the Plan; and

     - interpret, amend or revoke any such rules.

     ELIGIBILITY. The following individuals are eligible, at the discretion of the Personnel Committee, to participate in the Plan:

     - Employees;

     - Consultants; and

     - Non-employee Board Members.

     As of December 31, 2000, there were approximately 470 employees and 6 non-employee Board members.

     NUMBER OF SHARES. The total number of shares of Common Stock available for grant under the Equity Incentive Plan shall equal thirteen percent (13%) of the total shares of the Company that may be issued from time to time (4,198,597 shares as of February 28, 2001), so that as additional shares are issued by the Company, or as shares are redeemed and cancelled by the Company, the number of shares available for grant under the Plan shall increase or decrease, respectively, by thirteen percent (13%) of the number of shares so issued or redeemed and cancelled. To date, we have 2,746,944 shares issued or subject to existing Awards granted under the Plan.

     TYPES OF AWARDS. The Equity Incentive Plan permits the grant of any or all of the following types of Awards and also places a limit on each type of Award as indicated.

                                                               ANNUAL LIMIT
                                                              PER RECIPIENT
                                                              --------------
- Stock Options, including..................................  100,000
  - Incentive Stock Options (ISO)
  - Non-qualified Options
- Affiliated Stock Appreciation Rights (SARs), including....  100,000
  - Freestanding SARs
  - Tandem SARs
  - or any combination of the above
- Restricted Stock..........................................  100,000
- Performance Units.........................................  $250,000 value
- Performance Shares........................................  100,000

     STOCK OPTIONS. The exercise price per share of Common Stock purchasable under any Option is determined by the Personnel Committee. The exercise price of an ISO may not be less than 100% of the fair market value of a share on the grant date, but if the Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and any of its subsidiaries, then the ISO must be at least 110% of the fair market value of a Share on the grant date. The exercise price of a nonqualified stock option may be less than 100% of the fair market value of a share on the grant date. Our Common Stock's closing price on February 28, 2001 was $25.88 as quoted on the Nasdaq Stock Market.

     The exercise price of each option must be paid in full at the time of exercise. The Committee may permit payment through the tender of shares of Common Stock then owned by the Participant, or by any other means that the Committee determines to be consistent with the Plan's purpose. Any taxes required to be withheld must be paid by the Participant at the time of exercise.

     Options become exercisable at the times and on the terms established by the Committee. Options expire at the times established by the Committee, but generally not later than 10 years after the date of grant. The Committee may extend the maximum term of any option granted under the Equity Incentive Plan, subject to the preceding limits.

     STOCK APPRECIATION RIGHTS. The Committee determines the terms and conditions of each SAR. SARs may be granted in conjunction with an option, or may be granted on an independent basis. Upon exercise of a SAR, the Participant will receive payment from the Company in an amount determined by multiplying (1) the positive difference between the fair market value of a share of Common Stock on the date of exercise and the exercise price, by (2) the number of shares with respect to which the SAR is exercised. Thus, a SAR will have value only if the Common Stock appreciates in value after the date of grant.

     SARs are exercisable at the times and on the terms established by the Committee. Proceeds from SAR exercises may be paid in cash or shares of Common Stock, as determined by the Committee. SARs expire at the times established by the Committee, but are subject to the same maximum time limits as applicable to options granted under the Plan.

     RESTRICTED STOCK AWARDS. Restricted Stock Awards are shares of Common Stock that vest in accordance with terms established by the Committee. The number of shares of Restricted Stock (if any) granted to a Participant will be determined by the Committee. Participants are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law. The Participant shall have, with respect to Restricted Stock, all of the rights of a stockholder, including the right to vote the shares and the right to receive any cash dividends, unless the Committee determines otherwise. The Committee may, in its sole discretion, accelerate the time at which any restriction lapses or remove any restriction.

     PERFORMANCE UNITS/SHARES. Performance Unit Awards and Performance Share Awards are not actual shares of stock, but rather are amounts credited to an account established for the Participant. A Performance Unit has an initial value that is established by the Committee at the time of its grant. A Performance Share has an initial value equal to the fair market value of a share of the Common Stock on the date of the grant.

     Whether a Performance Unit or a Performance Share actually will result in a payment to a Participant will depend upon the extent to which performance goals established by the Committee are satisfied. We may set performance objectives based upon:

     - The achievement of Company-wide, divisional or individual goals;

     - Performance Goals which qualify as "performance-based compensation" under section 162(m) of the Internal Revenue Code; and

     - Any other basis determined by the Committee in its discretion.

     After a Performance Unit or Performance Share Award has vested (that is, after the applicable performance goal or goals have been achieved), the Participant will be entitled to receive a payout of cash, Common Stock, or any combination thereof, as determined by the Committee. Unvested Performance Units and Performance Shares will be forfeited upon the earlier of the recipient's termination of employment or the date set forth in the Award agreement.

     TRANSFERABILITY OF AWARDS. Unless otherwise provided by the Committee in an Award agreement, Awards granted under the Equity Incentive Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

     CHANGE IN CONTROL. Transactions resulting in a change of control to our corporate structure, such as a merger, reorganization, consolidation, stock dividend or stock split, may change the class and number of shares subject to the Plan and to outstanding Awards. In that event, the Committee will appropriately adjust the Plan as to the class and maximum number of shares subject to the Plan. The Committee will also adjust the outstanding Awards as to the class, number of shares and price per share subject to such Awards.

     Upon a change in control of the Company, all Awards will generally become immediately exercisable, unless the Committee sets forth otherwise in an Award agreement or declares that the event does not constitute a change in control for purposes of qualifying for pooling-of-interest accounting. If there is a sale of substantially all of the assets of, or a merger involving the Company, the Committee may require the surviving entity to either assume or replace outstanding Awards under the Equity Incentive Plan. Otherwise, the Awards will fully vest and become immediately exercisable for a period of 25 days.

     TAX ASPECTS. The following discussion is intended to provide an overview of the U.S. Federal income tax laws which are generally applicable to Awards granted under the Equity Incentive Plan as of the date of this proxy statement. People or entities in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

     A recipient of a Stock Option or SAR will not have taxable income on the date of grant. Upon the exercise of Nonqualified Options and SARs, the Participant will recognize ordinary income equal to the difference between the fair market value of the shares on the date of the exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss, if held for more than 12 months after exercise.

     Purchase of shares upon exercise of an ISO will not result in any taxable income to the Participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the Participant on a later sale or other disposition either will be long-term capital gain or loss or ordinary income, depending on how long the Participant holds the shares. Any ordinary income recognized will be in the amount, if any, by which the lesser of (1) the fair market value of such shares on the date of exercise, or (2) the amount realized from the sale, exceeds the exercise price.

     Upon grant of Restricted Stock, a Performance Unit or a Performance Share, the Participant will not have taxable income unless he or she elects to be taxed. Absent such election, upon vesting the Participant will recognize ordinary income equal to the fair market value of the Shares or Units at such time.

     The Committee may permit Participants to satisfy tax withholding requirements in connection with the exercise or receipt of an award by (1) electing to have the Company withhold otherwise deliverable shares, or (2) delivering to the Company then owned shares having a value equal to the amount required to be withheld.

     The Company will be entitled to a tax deduction for an award in an amount equal to the ordinary income realized by the Participant at the time the Participant recognizes such income. In addition, Internal Revenue Code section 162(m) contains special rules regarding the Federal income tax deductibility of compensation paid to the Company's Chief Executive Officers and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. The Company can preserve the deductibility of certain compensation in excess of $1 million, however, if the Company complies with conditions imposed by section 162(m). The Equity Incentive Plan has been designated to permit the Committee to grant awards which satisfy the requirements of section 162(m).

     AMENDMENT. The Board generally may amend or terminate the Equity Incentive Plan at any time, and for any reason, subject to applicable laws or the requirements of a national securities exchange with respect to stockholder approval of amendments.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF ILLUMINET HOLDINGS, INC. 1997 EQUITY INCENTIVE PLAN.

                         AUDIT/FINANCE COMMITTEE REPORT

     This report is submitted by the current members of our Audit/Finance Committee listed below, each of whom is independent. Our Audit/Finance Committee operates under a written charter adopted by our Board of Directors, a copy of which is attached as Appendix B to this proxy statement.

     Management is responsible for our internal controls and the financial reporting process. Our independent accountants, Deloitte & Touche LLP, are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit/ Finance Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit/Finance Committee held meetings with management and representatives of Deloitte & Touche LLP. In these meetings, the Audit/Finance Committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2000. Management represented to the Audit/Finance Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit/Finance Committee has reviewed and discussed the consolidated financial statements with management and representatives of Deloitte & Touche LLP.

     The discussions with Deloitte & Touche LLP also included matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit/ Finance Committee received from Deloitte & Touche LLP written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and this information was discussed with Deloitte & Touche LLP.

     Based on and in reliance upon these discussions, the Audit/Finance Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     The audit committee also determined that the payment of certain fees for non-audit services does not conflict with maintaining Deloitte & Touche LLP's independence.

     By members of the Audit/Finance Committee of the Board of Directors of Illuminet Holdings, Inc.:

                            AUDIT/FINANCE COMMITTEE

      Theodore D. Berns      Jack W. Blumenstein      Gregory J. Wilkinson

                       FEES PAID TO PRINCIPAL ACCOUNTANTS

     Fees billed to the Company by Deloitte & Touche LLP may be summarized as follows:

  Audit Fees:

     Audit fees billed to the Company by Deloitte & Touche LLP for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $115,000.

  Financial Information Systems Design and Implementation Fees:

     The Company did not engage Deloitte & Touche LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

  All Other Fees:

     No fees were billed to the Company by Deloitte & Touche LLP during the Company's 2000 fiscal year for other non-audit services rendered to the Company, including tax related services.

                             EXECUTIVE COMPENSATION

PERSONNEL COMMITTEE REPORT

     EXECUTIVE COMPENSATION

     This report discusses how we determined the compensation for Roger H. Moore, our Chief Executive Officer, and the other executives (we refer to these individuals as the Named Executives) named in the Summary Compensation Table for fiscal year 2000.

     We believe that our growth and success is dependent, in large part, on our ability to attract and retain highly qualified senior executives. Toward that end, we have developed a competitive executive compensation program. We designed the program to reward senior executives over the short and long-term for achieving Company financial objectives and increasing shareholder value.

     Our executive compensation program has three primary parts:

     - Base salary

     - Company and individual performance-based bonus payments

     - Stock options

     We set executive compensation levels each year after reviewing levels of compensation in other companies similar to ours. For 2000, we set compensation levels which are competitive with those offered by a group of our peers in the technology and telecommunications industries. Most of the companies in our peer group are included in the Radford Benchmark Salary Survey 1999 Report. This study of 369 companies, principally in the technology and communications industries, allows comparison on the basis of industry, size (by revenues and number of employees) and region. The Committee believes that the participants in the Radford Survey are appropriate comparisons. The Committee also utilized a William M. Mercer, Inc. consultant prepared report that included compensation benchmark information compiled from various industry salary surveys. In addition, the Committee members have significant personal experience as executives in the telecommunications industry and are familiar with competitive compensation levels.

     Based on its review of the surveys and their own personal experiences, the Committee set the base salary increases described below, which were targeted at the 50th percentile of the comparative market.

     BASE SALARY

     In determining the 2000 base salaries for the CEO and the Named Executives, the Committee considered several criteria, including compensation levels at comparable companies. These criteria were not weighted by any predetermined formula, but rather, were considered in light of the overall achievement of the Company's goals and of general industry and economic factors. The significance of any particular criterion varied depending upon the particular position or area of responsibility of the executive in question. Mr. Moore received an increase of $19,000, or 7% in his base salary in 2000 over his 1999 base salary of $256,000. Mr. Moore's base salary at the end of 2000 approached the 50th percentile of the comparative market data.

     It is the policy of the Company to review executive base salaries in relation to comparable positions in comparable telecommunications companies. The Committee believes that base salaries should remain competitive with those in the industry taking into account the total compensation package of base salary and incentives.

     ANNUAL CASH INCENTIVE COMPENSATION

     The Committee believes that a significant part of cash compensation for the CEO and other senior executives should be based on the achievement of operating and financial goals. The Company uses a combination of cash bonuses and stock options as incentives for its executives and other employees. The short term incentive plan pays cash bonuses and was targeted to provide award opportunities approximately equal to the 50th percentile of total annual cash compensation for comparable positions at comparable companies.

Under the cash bonus plan, the Committee established operating and financial goals for the Company and for the individual executive. Bonus amounts are calculated based on three factors: the level of achievement of the Company-level goals, the level of achievement of the individual-level goals, and the weight assigned to each goal. The bonuses earned by the CEO and the Named Executives resulting from the cash bonus plan goal achievement levels in 2000 are shown in the Summary Compensation Table.

     EQUITY COMPENSATION

     The Committee believes that stock option grants are important elements of the Company's executive compensation program and will continue to be used to attract, motivate and retain experienced, qualified members of management. Stock options awarded under the 1997 Equity Incentive Plan are granted at 100% of fair market value on date of grant, and can be exercised (ratably over a required holding period) at any time over a 10-year period. The stock options granted Mr. Moore and the other Named Executives are shown in the Summary Compensation Table.

     OTHER INFORMATION/DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code generally limits deductions by publicly held corporations for Federal income tax purposes to $1 million of compensation paid to each of the executive officers listed in the Summary Compensation Table unless such excess compensation is "performance based" as defined in section 162(m). For the compensation year ended December 31, 2000, these procedures were adhered to. While the Committee currently seeks to maximize the deductibility of compensation paid to executive officers, it will maintain flexibility to take other actions which may be based on considerations other than tax deductibility.

                              PERSONNEL COMMITTEE

                James W. Strand                Theodore D. Berns

PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Personnel Committee consists entirely of individuals who are neither officers nor employees of Illuminet.

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the last three years ended December 31, 2000 regarding the compensation received by our chief executive officer and each of our four other most highly compensated executive officers whose salaries and bonuses for such year were in excess of $100,000 on an annualized basis (the Named Executives) for the year ended December 31, 2000.

                                                                          LONG-TERM
                                                                     COMPENSATION AWARDS
                                                                     -------------------
                                               ANNUAL COMPENSATION       SECURITIES
                                               -------------------       UNDERLYING         ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS           OPTIONS         COMPENSATION
     ---------------------------        ----   --------   --------       ----------        ------------
Roger H. Moore........................  2000   $275,000   $137,500             --            $77,583(1)
  President and Chief                   1999    256,000    128,000            200             63,532(2)
  Executive Officer                     1998    229,774    120,000             --             33,938(3)

F. Terry Kremian......................  2000    183,768     89,587         13,000             49,292(4)
  Executive Vice President              1999    175,008     83,129         88,200             45,946(5)
  and Chief Operating                   1998    160,008     42,881         40,000              7,250(6)
  Officer

Daniel E. Weiss.......................  2000    138,924     54,180          7,000             33,697(7)
  Chief Financial Officer,              1999    132,300     50,274         52,200             30,992(8)
  Secretary and Treasurer               1998    126,000     31,828         44,000             17,270(9)

Bruce E. Johnson......................  2000    156,168     58,719          8,000             39,967(10)
  Vice President --                     1999    148,728     55,624         48,200             35,499(11)
  Operations and                        1998    143,004     36,123         32,000             20,308(12)
  Engineering -- Illuminet, Inc.

David J. Nicol........................  2000    156,924     59,003          8,000             40,219(13)
  Senior Vice President --              1999    150,156     56,158         48,200             35,869(14)
  Product Management                    1998    143,004     36,123         44,000             20,308(15)
  and Development

---------------
 (1) Represents $28,282 in profit-sharing contributions made to our profit-sharing plan, and $49,301 in compensation for 401(k) matching contributions and profit sharing contributions due to Mr. Moore in excess of amounts allowable under the Internal Revenue Code.

 (2) Represents $1,572 in 401(k) matching contributions and $25,126 in profit-sharing contributions made to our profit-sharing plan, and $36,834 in compensation for 401(k) matching contributions and profit sharing contributions due to Mr. Moore in excess of amounts allowable under the Internal Revenue Code.

 (3) Represents $7,316 in 401(k) matching contributions and $14,821 in profit-sharing contributions made to our profit-sharing plan, and $11,801 in compensation for 401(k) matching contributions and profit sharing contributions due to Mr. Moore in excess of amounts allowable under the Internal Revenue Code.

 (4) Represents $28,842 in profit-sharing contributions made to our profit-sharing plan, and $20,450 in compensation for 401(k) matching contributions and profit sharing contributions due to Mr. Kremian in excess of amounts allowable under the Internal Revenue Code.

 (5) Represents $2,717 in 401(k) matching contributions and $25,126 in profit-sharing contributions made to our profit-sharing plan, and $18,103 in compensation for 401(k) matching contributions and profit sharing contributions due to Mr. Kremian in excess of amounts allowable under the Internal Revenue Code.

 (6) Represents $7,250 in 401(k) matching contributions.

 (7) Represents $2,353 in 401(k) matching contributions and $24,414 in profit-sharing contributions made to our profit-sharing plan, and $6,930 in compensation for 401(k) matching contributions due to Mr. Weiss in excess of amounts allowable under the Internal Revenue Code.

 (8) Represents $7,765 in 401(k) matching contributions and $20,059 in profit-sharing contributions made to our profit-sharing plan, and $3,168 in compensation for 401(k) matching contributions due to Mr. Weiss in excess of amounts allowable under the Internal Revenue Code.

 (9) Represents $6,300 in 401(k) matching contributions and $10,970 in profit-sharing contributions.

(10) Represents $514 in 401(k) matching contributions and $27,983 in profit-sharing contributions made to our profit-sharing plan, and $11,470 in compensation for 401(k) matching contributions due to Mr. Johnson in excess of amounts allowable under the Internal Revenue Code.

(11) Represents $5,368 in 401(k) matching contributions and $23,064 in profit-sharing contributions made to our profit-sharing plan, and $7,067 in compensation for 401(k) matching contributions due to Mr. Johnson in excess of amounts allowable under the Internal Revenue Code.

(12) Represents $7,150 in 401(k) matching contributions and $13,158 in profit-sharing contributions.

(13) Represents $433 in 401(k) matching contributions and $28,140 in profit-sharing contributions made to our profit-sharing plan, and $11,646 in compensation for 401(k) matching contributions due to Mr. Nicol in excess of amounts allowable under the Internal Revenue Code.

(14) Represents $5,159 in 401(k) matching contributions and $23,325 in profit-sharing contributions made to our profit-sharing plan, and $7,385 in compensation for 401(k) matching contributions due to Mr. Nicol in excess of amounts allowable under the Internal Revenue Code.

(15) Represents $7,150 in 401(k) matching contributions and $13,158 in profit-sharing contributions.

STOCK OPTIONS AWARDED IN 2000

     The following table lists options granted during 2000 to the Named Executives. All of the options were awarded under the Company's 1997 Equity Incentive Plan. Options are generally exercisable ratably over four years and expire ten years from the date of grant. We computed potential realizable values by first multiplying the number of shares of Common Stock subject to a given option by the option exercise price to determine the initial aggregate stock value. We then assumed that the initial aggregate stock value compounds at an annual 5% or 10% rate shown in the table for the entire ten-year term of the option to determine the final aggregate stock value. Finally, we subtracted from the final aggregate stock value the initial aggregate stock value to determine the potential realizable value. The 5% and 10% assumed annual rates of stock appreciation are mandated by the rules of the SEC and do not reflect our estimate or projection of future stock price growth. Actual gains, if any, on stock option exercises depend upon the actual future price of Common Stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values listed in this table may not be achieved.

                             OPTION GRANTS IN 2000

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                PERCENT OF                                    ANNUAL
                                                  TOTAL                                RATES OF STOCK PRICE
                                  NUMBER OF      OPTIONS                                 APPRECIATION FOR
                                    SHARES      GRANTED TO    EXERCISE                      OPTION TERM
                                  UNDERLYING   EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
              NAME                 OPTIONS         2000       ($/SHARE)      DATE         5%          10%
              ----                ----------   ------------   ---------   ----------   ---------   ---------
Roger H. Moore..................        --          --%        $   --            --    $     --    $     --
F. Terry Kremian................    13,000         4.1          42.25     4/24/2010     345,420     875,363
Daniel E. Weiss.................     7,000         2.2          42.25     4/24/2010     185,996     471,349
Bruce E. Johnson................     8,000         2.5          42.25     4/24/2010     212,566     538,685
David J. Nicol..................     8,000         2.5          42.25     4/24/2010     212,566     538,685

AGGREGATE OPTION EXERCISES DURING 2000 AND OPTION VALUES AS OF DECEMBER 31, 2000

     The following table provides information on option exercises in 2000 by the Named Executives and the value of the Named Executives unexercised options as of December 31, 2000.

     To calculate value of unexercised in-the-money options at fiscal year end, we used the market value of the underlying stock as of December 31, 2000 of $22.94 per share minus the per share exercise price, multiplied by the number of shares issuable upon exercise.

                         AGGREGATED OPTION EXERCISES IN
                      2000 AND 2000 YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                SHARES                    OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                               ACQUIRED                       YEAR-END                 AT FISCAL YEAR-END
                                  ON       VALUE     ---------------------------   ---------------------------
            NAME               EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               --------   --------   -----------   -------------   -----------   -------------
Roger H. Moore...............   45,000    $980,675     995,000            200      $20,477,100    $      788
F. Terry Kremian.............   10,000     213,938      92,000        119,200        1,740,880     1,776,828
Daniel E. Weiss..............   10,000     238,000      84,600         88,200        1,635,644     1,410,968
Bruce E. Johnson.............   20,000     518,500      68,000         80,200        1,309,040     1,253,588
David J. Nicol...............    5,000      92,125      89,000         86,200        1,732,700     1,366,148

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     We have employment agreements with Messrs. Nicol and Johnson that renew annually on their anniversary date and may be terminated by either party on 90 days' notice prior to the end of an annual term. We may terminate for cause at any time. The agreements provide for initial annual base compensation of $110,000 and $108,000, respectively. The annual base compensation has been subsequently adjusted by the Board of Directors to $156,924 for Mr. Nicol and $156,168 for Mr. Johnson for the year ended December 31, 2000. The agreements provide for the opportunity to earn bonuses under established incentive plans. In addition, Mr. Johnson's agreement provides for an annual bonus, the amount of which must be approved by the Board of Directors. Each agreement provides that, if the executive officer is terminated by us for other than cause, the executive officer will be entitled to receive a severance payment in a lump sum amount equal to 12 months of the executive officer's then base compensation. Mr. Moore and Mr. Kremian each have severance agreements with us. A letter employment agreement with Mr. Moore provides that if he is terminated without cause or he elects to resign as a result of a subsequent change of control, he receives a lump sum severance payment equal to his then annual base salary. A letter employment agreement with Mr. Kremian provides for an initial base salary of $145,000 and an annual bonus based under an incentive plan. The annual base compensation for Mr. Kremian has been subsequently adjusted by the board of directors to $183,768 for the year ended December 31, 2000.

     The 1997 Equity Incentive Plan provides that, unless otherwise set forth in an award agreement, all outstanding awards will become fully exercisable upon a change-in-control of the Company. Currently, all outstanding stock option awards to Named Executives under the Plan, and the options issued to Mr. Moore, become fully exercisable upon a change-in-control.

CERTAIN TRANSACTIONS

     The Company did not have any related party transactions in 2000.

ILLUMINET STOCK PRICE PERFORMANCE GRAPH

     The graph below compares cumulative total stockholder return on the Common Stock during the period from October 8, 1999 (the date on which the Common Stock commenced trading) through December 31, 2000 with the cumulative total return over the same period of (i) the Russell Midcap(R) Index and (ii) the NASDAQ Telecommunications Index.

     In 1999, the Company presented a cumulative total return for the combined NASDAQ Standard Industrial Classification ("SIC") Code Indexes for Telephone Communications, Radiotelephonic Communication and Telephone Communication Except Radio Services. Because certain companies included in the 1999 return computation no longer exist or have combined with other companies, we cannot produce comparable data for 2000. For 2000, the Company has included the NASDAQ Telecommunications Index as a replacement for the combined NASDAQ SIC Code Indexes.

     This graph assumes the investment of $100 at the close of trading on October 8, 1999 in the Common Stock, the Russell Midcap(R) Index and the NASDAQ Telecommunications Index and assumes reinvestment of dividends. Measurement points are at October 8, 1999, December 31, 1999, March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000.

                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
       ILLUMINET HOLDINGS, INC. COMPARED WITH THE RUSSELL MIDCAP(R) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------
VALUE OF INITIAL $100 INVESTMENT   10/8/99   12/31/99   3/31/00   6/30/00   9/30/00   12/31/00
----------------------------------------------------------------------------------------------
 Illuminet Holdings, Inc.          100.00     192.98    172.75    178.51     97.37      80.48
 Russell Midcap Index              100.00     116.78    128.12    121.93    129.77     124.66
 NASDAQ Telecommunications Index   100.00     128.51    139.59    110.10     89.19      56.47
----------------------------------------------------------------------------------------------

                              INDEPENDENT AUDITORS

     On November 3, 2000, we retained the services of Deloitte & Touch LLP as our principal accountant to audit our consolidated financial statements, replacing Ernst & Young LLP. The decision to retain Deloitte & Touch LLP was based upon a reevaluation by the Company of our current professional relationships and was approved by our Board of Directors at the recommendation of our Audit/Finance Committee.

     During the Company's two most recent fiscal years and the subsequent interim periods preceding this change, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Ernst & Young LLP's reports on the financial statements of the Company for 1998 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     At our request, Ernst & Young LLP furnished us with a letter addressed to the SEC stating that Ernst & Young LLP agrees with the statements in the paragraph above. A copy of Ernst & Young LLP's letter to the SEC, dated November 8, 2000, was filed as an exhibit to Illuminet's Form 8-K filed November 8, 2000.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                          By order of the Board of Directors

                                          /s/ DANIEL E. WEISS
                                          --------------------------------------
                                          Daniel E. Weiss
                                          Secretary

     ALL STOCKHOLDERS ARE URGED TO SIGN, DATE AND MAIL THEIR PROXIES PROMPTLY.

Olympia, Washington
March 26, 2001

                                   APPENDIX A

                            ILLUMINET HOLDINGS, INC.
                           1997 EQUITY INCENTIVE PLAN

                                   SECTION 1

                              PURPOSE AND DURATION

1.1  Effective Date.

     This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units and Performance Shares. This Plan shall be effective on the date of its adoption by the Company's Board of Directors.

1.2  Purpose of this Plan.

     This Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) members of the Board of Directors of the Company who are employees of neither the Company nor any Affiliate. This Plan also is designed to further the growth and financial success of the Company and its Affiliates by aligning the interests of the Participants, through the ownership of Shares and through other incentives, with the interests of the Company's stockholders.

                                   SECTION 2

                                  DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by or under common control with the Company.

     "Affiliated SAR" means an SAR that is granted in connection with a related Option, and that automatically will be deemed to be exercised at the same time that the related Option is exercised.

     "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units or Performance Shares.

     "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under this Plan.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Board Member" means any individual who is a member of the Board of Directors of the Company.

     "Change in Control" shall have the meaning assigned to such term in Section 12.2.

     "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     "Committee" means the committee appointed by the Board (pursuant to Section 3.1) to administer this Plan.

     "Company" means Illuminet Holdings, Inc., a Delaware corporation, and any successor thereto. With respect to the definitions of the Performance Goals, the Committee in its sole discretion may determine that "Company" means Illuminet Holdings, Inc., and its consolidated subsidiaries.

     "Consultant" means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Board Member.

     "Disability" means a permanent and total disability within the meaning of Code section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Committee in its sole discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

     "Employee" means any employee of the Company or of an Affiliate, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

     "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Shares on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed or on the Nasdaq Stock Market. If there is no regular public trading market for such Shares, the Fair Market Value of the Shares shall be determined by the Committee in good faith. Notwithstanding the preceding, for Federal, state and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

     "Fiscal Year" means the fiscal year of the Company.

     "Freestanding SAR" means a SAR that is granted independently of any Option.

     "Grant Date" means, with respect to an Award, the date that the Award was granted.

     "Incentive Stock Option" means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

     "Nonemployee Board Member" means a Board Member who is not an employee of the Company or any Affiliate.

     "Nonqualified Stock Option" means an Option to purchase Shares which is not an Incentive Stock Option.

     "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

     "Participant" means an Employee, Consultant or Nonemployee Board Member who has an outstanding Award.

     "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its sole discretion) to be applicable to a Participant with respect to an Award. For Awards that are intended to qualify as "performance-based compensation" under section 162(m) of the Code, as determined by the Committee, the Performance Goals applicable to an Award shall provide for a targeted level or levels of achievement using one or more of the following predetermined measurements: (a) earnings (either in the aggregate or on a per share basis); (b) net income (before or after taxes); (c) operating income; (d) cash flow; (e) return measures (including return on assets, equity or sales);
(f) earnings before or after taxes, and before or after depreciation and amortization; (g) gross revenues; (h) share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(i) reductions in expense levels in each case where applicable determined either on a Company-wide basis or in respect of any one or more business units; (j) net economic value; or (k) market share. The Performance Goals may differ from Participant to Participant and from Award to Award.

     "Performance Period" shall have the meaning assigned to such term in
Section 8.3.

     "Performance Share" means an Award granted to a Participant pursuant to
Section 8.

     "Performance Unit" means an Award granted to a Participant pursuant to
Section 8.

     "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance or the occurrence of other events as determined by the Committee in its sole discretion.

     "Plan" means the Illuminet Holdings, Inc., 1997 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

     "Restricted Stock" means an Award granted to a Participant pursuant to
Section 7.

     "Retirement" means, in the case of an Employee, a Termination of Service by reason of the Employee's retirement pursuant to any retirement program instituted by the Company or any Affiliate employer or as otherwise agreed to by the Employer or the applicable Affiliate employer. With respect to a Consultant, no Termination of Service shall be deemed to be on account of "Retirement". With respect to a Nonemployee Board Member, "Retirement" means termination of service on the Board at or after age sixty-five (65).

     "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

     "Section 16 Person" means a person who, with respect to the Shares, is subject to section 16 of the 1934 Act.

     "Shares" means the shares of common stock of the Company.

     "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, that is designated as a SAR pursuant to
Section 6.

     "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

     "Termination of Service" means (a) in the case of an Employee, a cessation of the employee-employer relationship between an employee and the Company or an Affiliate for any reason, including, but not limited to, a cessation by resignation, discharge, death, Disability, Retirement or the disaffiliation of an Affiliate, but excluding any such cessation where there is a simultaneous reemployment by the Company or an Affiliate, and (b) in the case of a Board Member or Consultant, a cessation of the service relationship between a Board Member or Consultant and the Company or an Affiliate for any reason, including, but not limited to, a cessation by resignation, discharge, death, Disability, (Retirement, with respect to a Board Member) or the disaffiliation of an Affiliate, but excluding any such cessation where there is a simultaneous reengagement of the Board Member or Consultant by the Company or an Affiliate.

                                   SECTION 3

                                 ADMINISTRATION

3.1  The Committee.

     Subject to Section 3.2, the Plan shall be administered by the Board, or a committee appointed by the Board to administer the Plan. Any references herein to "Committee" are references to the Board, or a committee established by the Board, as applicable. To the extent the Board considers it desirable to comply with or qualify under Rule 16b-3 or meet the performance-based exception under section 162(m) of the Code, the Committee shall consist of two or more directors of the Company, all of whom qualify as "outside directors" as defined for purposes of the regulations under Code section 162(m) and "non-employee directors" within the meaning of Rule 16b-3. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and Code section 162(m) as then in effect.

3.2  Authority of the Committee.

     It shall be the duty of the Committee to administer this Plan in accordance with its provisions. The Committee shall have all powers and discretion necessary or appropriate to administer this Plan and to control its operation, including, but not limited to, the power to (a) determine which Participants shall be granted Awards, (b) prescribe the terms and conditions of the Awards,
(c) interpret this Plan and the Awards, (d) adopt rules for the administration, interpretation and application of this Plan as are consistent therewith, and (e) interpret, amend or revoke any such rules.

3.3  Delegation by the Committee.

     The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more Board Members or officers of the Company; provided, however, that the Committee may not delegate its authority and powers in any way which would jeopardize this Plan's qualification under Rule 16b-3.

3.4  Decisions Binding.

     All determinations and decisions made by the Committee, the Board and any delegate of the Committee pursuant to Section 3.3 shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                                   SECTION 4

                          SHARES SUBJECT TO THIS PLAN

4.1  Number of Shares.

     Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under this Plan shall equal thirteen percent (13%) of the total shares of the Company that may be issued from time to time, so that as additional Shares are issued by the Company, or as Shares are redeemed and cancelled by the Company, the number of Shares available for grant under this Plan shall increase or decrease, respectively, by thirteen percent (13%) of the number of Shares so issued or redeemed and cancelled. Shares granted under this Plan may be either authorized but unissued Shares or treasury Shares, or any combination thereof.

4.2  Lapsed Awards.

     If an Award is settled in cash, or is canceled, terminates, expires or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award thereafter shall be available to be the subject of an Award.

4.3  Adjustments in Awards and Authorized Shares.

     In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under this Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 4.1, 5.1, 6.1, 7.1 and 8.1, in such manner as the Committee (in its sole discretion) shall determine to be advisable or appropriate to prevent the dilution or diminution of such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

4.4  Repurchase Option.

     The Committee may, in its sole discretion, include in the terms of any Award Agreement, that the Company shall have the option to repurchase Shares of any Participant acquired pursuant to any Award granted under the Plan upon the Termination of Service of such Participant upon such terms as the Committee shall state in the Award.

4.5  Buy-Out Provision.

     The Committee may at any time offer on behalf of the Company to buy out, for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Committee, in its sole discretion, shall establish and communicate to the Participants at the time such offer is made.

4.6  Restrictions on Share Transferability.

     The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable or appropriate in its sole discretion, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.

4.7  Adjustments upon Merger or Asset Sale.

     In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Board of Directors, in its discretion, may require the successor corporation to either
(i) assume each outstanding Award or (ii) substitute an equivalent award by the successor corporation or a Parent or Subsidiary of the successor corporation. If an Award is not assumed or substituted in the event of a merger or sale of assets, the Award shall fully vest and become immediately exercisable and the Committee shall notify the Participant that the Award shall be exercisable for a period of twenty-five (25) days from the date of such notice, and the Award shall terminate upon the expiration of such period unless exercised. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, equal consideration (whether stock, cash, or other securities or property) as received in the merger or sale of assets by holders of each Share of common stock held on the effective date of the transaction (and if holders of Shares were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of common stock in the merger or sale of assets.

                                   SECTION 5

                                 STOCK OPTIONS

5.1  Grant of Options.

     Subject to the terms and provisions of this Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option; provided, however, that during any Fiscal Year, no Participant shall be granted Options covering more than 100,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof.

5.2  Award Agreement.

     Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3  Exercise Price.

     Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

          5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price may be less than the Fair Market Value of a Share on the Grant Date.

          5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

          5.3.3  Substitute Options. Notwithstanding the provisions of Sections
     5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Participants on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4  Expiration of Options.

          5.4.1 Expiration Dates. Except as provided in Section 5.7 regarding Incentive Stock Options, each Option shall terminate upon the earlier of the first to occur of the following events:

           (a) The date(s) for termination of the Option set forth in the Award Agreement; or

           (b)  The expiration of ten (10) years from the Grant Date.

          5.4.2 Committee Discretion. Subject to the limits of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.7 regarding Incentive Stock Options).

5.5  Exercisability of Options.

     Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

5.6  Payment.

     Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines (i) to provide legal consideration for the Shares, and
(ii) to be consistent with the purposes of this Plan.

     As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7  Certain Additional Provisions for Incentive Stock Options.

          5.7.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

          5.7.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant's termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement or the Committee permits later exercise.

          5.7.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

          5.7.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five
     (5) years from the Grant Date.

                                   SECTION 6

                           STOCK APPRECIATION RIGHTS

6.1  Grant of SARs.

     Subject to the terms and conditions of this Plan, an SAR may be granted to Participants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

          6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 100,000 Shares.

          6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under this Plan; provided, however, that the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

6.2  Exercise of Tandem SARs.

     Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3  Exercise of Affiliated SARs.

     An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4  Exercise of Freestanding SARs.

     Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5  SAR Agreement.

     Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6  Expiration of SARs.

     An SAR granted under this Plan shall expire upon the date determined by the Committee, in its sole discretion, as set forth in the Award Agreement. Notwithstanding the foregoing, the terms and provisions of Section 5.4 also shall apply to SARs.

6.7  Payment of SAR Amount.

     Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The positive difference between the Fair Market Value of a Share on the date of exercise over the exercise price; by

          (b) The number of Shares with respect to which the SAR is exercised.

     At the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in any combination thereof.

                                   SECTION 7

                                RESTRICTED STOCK

7.1  Grant of Restricted Stock.

     Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant; provided, however, that during any Fiscal Year, no Participant shall receive more than 100,000 Shares of Restricted Stock.

7.2  Restricted Stock Agreement.

     Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee, in its sole discretion, determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the end of the applicable Period of Restriction.

7.3  Transferability.

     Except as otherwise determined by the Committee, in its sole discretion, Shares of Restricted Stock may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction.

7.4  Other Restrictions.

     The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Section 7.4.

          7.4.1 General Restrictions. The Committee may set restrictions based upon (a) the achievement of specific performance objectives (Company-wide, divisional or individual), (b) applicable Federal or state securities laws, or (c) any other basis determined by the Committee in its sole discretion.

          7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under section 162(m) of the Code, the Committee, in its sole discretion, shall set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under section 162(m) of the Code. In granting Restricted Stock that is intended to qualify under Code section 162(m), the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under Code section 162(m) (e.g., in determining the Performance Goals).

          7.4.3 Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

       "THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE ILLUMINET HOLDINGS, INC., 1997 EQUITY INCENTIVE PLAN, AND IN A RESTRICTED STOCK AGREEMENT. A COPY OF THIS PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF ILLUMINET HOLDINGS, INC."

7.5  Removal of Restrictions.

     Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under this Plan shall be released from escrow as soon as practicable after the end of the applicable Period of Restriction. The Committee, in its sole discretion, may accelerate the time at which any restrictions shall lapse and remove any restrictions. After the end of the applicable Period of Restriction, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6  Voting Rights.

     During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.

7.7  Dividends and Other Distributions.

     During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the applicable Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8  Return of Restricted Stock to Company.

     On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and thereafter shall be available for grant under this Plan.

                                   SECTION 8

                    PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1  Grant of Performance Units/Shares.

     Performance Units and Performance Shares may be granted to Participants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant; provided, however, that during any Fiscal Year, (a) no Participant shall receive Performance Units having an initial value greater than $250,000, and (b) no Participant shall receive more than 100,000 Performance Shares.

8.2  Value of Performance Units/Shares.

     Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.3  Performance Objectives and Other Terms.

     The Committee shall set performance objectives in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid out to the Participants. The time period during which the performance objectives must be met shall be called the "Performance Period". Each Award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          8.3.1 General Performance Objectives. The Committee may set performance objectives based upon (a) the achievement of Company-wide, divisional or individual goals, (b) applicable Federal or state securities laws, or (c) any other basis determined by the Committee in its discretion.

          8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units or Performance Shares as "performance-based compensation" under section 162(m) of the Code, the Committee, in its sole discretion, shall determine that the performance objectives applicable to Performance Units or Performance Shares, as the case may be, shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units or Performance Shares, as the case may be, to qualify as "performance-based compensation" under section 162(m) of the Code. In granting Performance Units or Performance Shares which are intended to qualify under Code section 162(m), the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate in its sole discretion to ensure qualification of the Performance Units or Performance Shares, as the case may be, under Code section 162(m) (e.g., in determining the Performance Goals).

8.4  Earning of Performance Units/Shares.

     After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares, as the case may be, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit or Performance Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit or Performance Share, except with respect to Awards that are intended to qualify as "performance-based compensation" under section 162(m) of the Code.

8.5  Form and Timing of Payment of Performance Units/Shares.

     Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the end of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the end of the applicable Performance Period), or in any combination thereof.

8.6  Cancellation of Performance Units/Shares.

     On the earlier of the date set forth in the Award Agreement or the Participant's Termination of Service (other than by death, Disability or, with respect to an Employee, Retirement), all unearned or unvested Performance Units or Performance Shares shall be forfeited to the Company, and thereafter shall be available for grant under this Plan. In the event of a Participant's death, Disability or, with respect to an Employee, Retirement, prior to the end of a Performance Period, the Committee shall reduce his or her Performance Units or Performance Shares proportionately based on the date of such Termination of Service.

                                   SECTION 9

                                 MISCELLANEOUS

9.1  Deferrals.

     The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

9.2  No Effect on Employment or Service.

     Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of this Plan, transfer of employment of a Participant between the Company and any of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment or secure relationship with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Company or its Affiliate, as the case may be.

9.3  Participation.

     No Participant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.4  Indemnification.

     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from
(a) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.5  Successors.

     All obligations of the Company under this Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

9.6  Beneficiary Designations.

     If permitted by the Committee, a Participant under this Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of this Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

9.7  Transferability of Awards.

     Except as provided otherwise in the Award Agreement, Awards granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

9.8  No Rights as Stockholder.

     Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or his or her beneficiary).

                                   SECTION 10

                      AMENDMENT, TERMINATION, AND DURATION

10.1  Amendment, Suspension, or Termination.

     The Board, in its sole discretion, may amend or terminate this Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain this Plan's qualification under Rule 16b-3, the Code, or the rules of any national securities exchange (if applicable), any such amendment shall be subject to stockholder approval. The amendment, suspension or termination of this Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of this Plan.

10.2  Duration of this Plan.

     This Plan shall become effective on the date specified herein, and subject to Section 10.1 (regarding the Board's right to amend or terminate this Plan), shall remain in effect thereafter; provided, however, that without further stockholder approval, no Incentive Stock Option may be granted under this Plan after the tenth anniversary of the effective date of this Plan.

                                   SECTION 11

                                TAX WITHHOLDING

11.1  Withholding Requirements.

     Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or the exercise thereof).

11.2  Withholding Arrangements.

     The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum Federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

                                   SECTION 12

                               CHANGE IN CONTROL

12.1  Change in Control.

     In the event of a Change in Control of the Company, all Awards granted under this Plan that then are outstanding and not then exercisable or are subject to restrictions, shall, unless otherwise provided for in the Award Agreements applicable thereto, become immediately exercisable, and all restrictions shall be removed, as of the first date that the Change in Control has been deemed to have occurred, and shall remain as such for the remaining life of the Award as provided herein and within the provisions of the related Award Agreements.

     Notwithstanding the preceding sentence, in the event that the Committee is advised by the Company's independent auditors that the effect of the preceding sentence would be to preclude the ability of the Company to account for an acquisition or merger transaction as a pooling of interests, the Committee may declare the preceding sentence to be inoperable to such extent as the Committee, in its sole discretion, deems advisable.

12.2  Definition.

     For purposes of Section 12.1 above, a Change in Control of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following shall have been satisfied, unless such condition shall have received prior approval of a majority vote of the Continuing Directors, as defined below, indicating that Section 12.1 shall not apply thereto:

          (a) any "person", as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

          (b) during any period of two consecutive years (not including any period prior to the Effective Date of this Plan), individuals ("Existing Directors") who at the beginning of such period constitute the Board of Directors, and any new board member (an "Approved Director") (other than a board member designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (b) or (c) of this Section 12.2) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of a least two-thirds ( 2/3) of the board members then still in office who either were board members at the beginning of the period or whose election or nomination for election previously was so approved (Existing Directors together with Approved Directors constituting "Continuing Directors"), cease for any reason to constitute at least a majority of the Board of Directors; or

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other person, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger in which no "person" (as defined in Section 12.2(a)) acquires more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

                                   SECTION 13

                               LEGAL CONSTRUCTION

13.1  Gender and Number.

     Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

13.2  Severability.

     In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3  Requirements of Law.

     The grant of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.

13.4  Securities Law Compliance.

     With respect to Section 16 Persons, Awards under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of this Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee in its sole discretion.

13.5  Governing Law.

     This Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (excluding its conflict of laws provisions).

13.6  Captions.

     Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of this Plan.

                                          Adopted October 29, 1997

                                          Amended April 29, 1998

                                          Amended September 9, 1999

                                          Amended and Restated
                                          March 6, 2001

                                   APPENDIX B

                            AUDIT COMMITTEE CHARTER

                                    MEMBERS

     The Audit and Finance Committee (the "Committee") consists of three or more Directors who are:

     - Independent of management.

     - Free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member.

     - At least one member of the Committee is to have accounting or financial management expertise.

                                    MEETINGS

     The Committee holds a minimum of four regular meetings annually:

     - Late Mid-February/early March to meet with management and outside auditors and to review the annual audit and 10-K prior to filing with the SEC. The SEC requires a letter from the Committee addressing certain disclosures in the proxy statement.

     - December to meet with management and review the proposed annual budget for the following year.

     In addition, the Committee Chairman may hold other meetings at such times and places as may be deemed appropriate or necessary.

                              PRINCIPAL FUNCTIONS

     The Committee's primary responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the following areas and recommending appropriate action, when necessary, to management and/or the Board of Directors:

     - Financial information (including the establishment and adequacy of appropriate reserves) which is to be provided to shareholders and others.

     - The systems of internal controls which management and the Board of Directors have established.

     - The audit process.

     The Committee also has the responsibility for the oversight of the Company's ethics program.

                                RESPONSIBILITIES

     A comprehensive list of specific duties and functions of the Committee is set forth in the attached listing of Audit Committee Responsibilities (Attachment A).

                                  ATTACHMENT A
                        AUDIT COMMITTEE RESPONSIBILITIES

                                    GENERAL

     - Provide an open avenue of communications between internal auditors, independent accountants and the Board of Directors. Internal auditors will be included in communication if and when the company establishes a formal internal audit function.

     - As appropriate, meet with management, internal audit and independent public accountants in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

     - Periodically review the Audit Committee Charter and Responsibilities.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     - Review the procedures used to choose outside auditors of the books, records and accounts of the Company.

     - Review and recommend to the full Board the retention or replacement of independent auditors.

     - Confirm independence.

     - Review compensation.

     - Review management plans to engage independent auditors for management advisory services.

                       INTERNAL AUDITORS (IF APPLICABLE).

     - Periodically review the internal audit charter, staffing, programs independence and performance.

                   AUDIT REVIEW, REPORTS AND SPECIAL PROJECTS

     - Review all external and internal audit reports of the Company.

     - Review annual financial statements and related footnotes.

     - Report Committee issues and actions to the Board.

     - Recommend to the Board special projects that are within the scope of the Committee.

                               INTERNAL CONTROLS

     - Review with external and internal auditors their evaluation of internal controls of the Company (including accounting, computerized information system controls and security) and make specific recommendations to the Board of Directors in connection therewith.

                    LEGAL, ACCOUNTING AND REGULATORY MATTERS

     - Review with external and internal auditors such matters auditors such matters that may have a material impact on the financial statements, related Company compliance policies and programs, and reports received from regulators.

                                 CODE OF ETHICS

     - Review periodically the Company's Code of Conduct and the Company's program to monitor compliance with that Code of Conduct.

                                  OTHER DUTIES

     - Conduct such other duties as the Board shall from time to time assign to the Committee.

                                     PROXY
                            ILLUMINET HOLDINGS, INC.
                                 P. O. BOX 2909
                               OLYMPIA, WA 98507

    The undersigned hereby appoints Richard A. Lumpkin and Roger H. Moore, and each of them proxies, with full power of substitution and revocation, to vote the shares of common stock of Illuminet Holdings, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in Dallas, Texas at the Hotel Crescent Court, at 2200 Cedar Springs, Building 400, Dallas, Texas 75201, on May 4, 2001, at 10:00 a.m. CDT, and at any adjournment thereof, with all the powers the undersigned would possess if present.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ILLUMINET HOLDINGS, INC.

    Please mark your vote, sign, date and return promptly in the enclosed, postage-paid envelope.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INSTRUCTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS HEREIN AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

    A VOTE FOR PROPOSAL I, II AND III IS RECOMMENDED BY THE BOARD OF DIRECTORS.

I. To elect the following nominees for directors for a three year term expiring at the 2004 Annual Meeting of Stockholders:

                  Jack W. Blumenstein          James W. Strand


[ ] FOR all nominees     [ ]WITHHOLD AUTHORITY      [ ] FOR all nominees except
                                                        (please fill in name)
                         ________________________
                                 to vote for all nominees listed above

                          (continued on reverse side)

                         (continued from reverse side)

II. To ratify Deloitte & Touche LLP as Illuminet's independent auditors for the 2001 fiscal year.

                   [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

III.  To approve Illuminet Holdings, Inc. 1997 Equity Incentive Plan.

                   [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

    Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                       -------------------------
                                                                 Date

                                                       -------------------------
                                                          Name of Stockholder

                                                       -------------------------
                                                         Authorized Signature

                                                       -------------------------
                                                          Title of Authorized
                                                               Signature